UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2016

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on a Current Report on Form 8-K filed on April 28, 2016, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”) appointed Michael Benkowitz as President and Chief Operating Officer and re-appointed Martine Rothblatt, Ph.D. as the Company’s Chairman and sole Chief Executive Officer. These changes become effective on June 26, 2016, to coincide with the effective date of the resignations of the Company’s former President and Co-Chief Executive Officer and Executive Vice President and Chief Operating Officer.

In connection with these management changes and subsequent management restructuring, on June 20, 2016 the Compensation Committee (the “Committee”) of the Board approved an amendment and restatement of Mr. Benkowitz’s employment agreement in the form attached as Exhibit 10.1.

Mr. Benkowitz’s new employment agreement replaces his former employment agreement, dated as of February 16, 2011. Mr. Benkowitz’s Employment Agreement has an initial term of three years, and is automatically extended by additional one-year periods at the end of the then-current term unless at least 60 days prior to the end of the then-current term, either party delivers notice not to extend the agreement. The agreement provides for a minimum annual base salary of $650,000, which will be subject to review and annual increase by the Company at its discretion.

The agreement provides that if Mr. Benkowitz’s employment is terminated by the Company other than for cause (as such term is defined), he is entitled to payment of an amount equal to his base salary for the time remaining in the then-current initial or renewal term, payable in semi-monthly installments and as is otherwise consistent with the Company’s payroll procedures. If Mr. Benkowitz’s employment is terminated after a change of control of the Company, he will also be entitled to an acceleration of all unvested stock options, share tracking awards and any other awards subject to vesting. The agreement prohibits Mr. Benkowitz from accepting employment, consultancy or other business relationships with an entity that directly competes with the Company for a period of one year following his last receipt of compensation from the Company.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Benkowitz’s Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 21, 2016, the Company held its 2016 Annual Meeting of Shareholders. The Company’s shareholders considered three matters, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2016. The final voting results for the meeting are as follows:

1.              Election of Class II directors, each to serve a term of three years:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Christopher Causey	35,940,419	1,711,468	9,627	2,105,930
Richard Giltner	36,485,689	1,163,245	12,580	2,105,930
Judy Olian	37,362,020	287,112	12,382	2,105,930

2.              An advisory resolution to approve executive compensation:

Votes for:	35,212,858
Votes against:	2,191,442
Abstentions:	257,214
Broker non-votes:	2,105,930

3.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016:

Votes for:	38,621,405
Votes against:	1,130,728
Abstentions:	15,311
Broker non-votes:	—

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between United Therapeutics Corporation and Michael Benkowitz, effective as of June 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 22, 2016	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel